CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.15


CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS AGREEMENT made in duplicate as of this 14th day of May, 1999,

BETWEEN:                MDS NORDION INC.
                        having a place of business at
                        447 March Road, Kanata
                        Ontario, Canada

                                                            ("Nordion")

AND:                    IDEC PHARMACEUTICALS CORPORATION
                        having a place of business at
                        11011 Torreyana Road
                        San Diego, CA  92121

                                                            ("IDEC")

(Nordion and IDEC are sometimes referred to in this Agreement individually as a "party" and collectively as the "parties").

WHEREAS:

I IDEC is the owner of a Monoclonal Antibody used in the treatment of non-Hodgkins lymphoma;

II    Nordion has expertise in the manufacture and supply of Isotope;

III IDEC is the owner of labeling techniques and has demonstrated an ability to label its Monoclonal Antibody with the Isotope;

IV IDEC desires that Nordion establish a manufacturing facility to manufacture and supply Isotope [CONFIDENTIAL TREATMENT REQUESTED] in sufficient quantities for use in the Clinical Trial Phase, the Pre-Commercial Phase and the Commercial Phase.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the parties agree as follows:
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                                      2         CONFIDENTIAL TREATMENT REQUESTED


                            ARTICLE 1 - DEFINITIONS

      For the purposes of this agreement:

1.1 "Affiliate" shall mean an entity or person which controls, is controlled by or is under common control with either party. For purposes of this
      Section 1.1 control shall mean (a) in the case of corporate entities, the direct or indirect ownership of more than one-half of the stock or participating shares entitled to vote for the election of directors, and
      (b) in the case of a partnership, the power to direct the management and policies of such partnership.

1.2 "Batch" shall mean a production batch of Isotope manufactured under this agreement.

1.3 "BLA" shall mean a Biologics License Application, as defined by the regulations promulgated under the United States FD&C Act and PHS Act and any supplements thereunder, as amended from time to time.

1.4 "Calibration" shall mean [CONFIDENTIAL TREATMENT REQUESTED] shipment of Isotope.

1.5 "Clinical Trials" shall mean human trials for clinical development of Labelled Drug in the United States, Europe and/or Canada.

1.6 "Clinical Trial Phase" shall mean the period of Isotope supply for use in Clinical Trials to the date of IDEC's BLA filing in the United States.

1.7 "Commercial Phase" shall mean the period of Isotope supply for use in Clinical Trials and for commercial sale commencing after BLA regulatory approval has been received in the United States by IDEC from the FDA.

1.8 "Current Good Manufacturing Practices" or "cGMP(s)" shall mean the good manufacturing practices required by the FDA and set forth in the FD&C Act or FDA regulations, policies or guidelines in effect at a particular time for the manufacturing, testing and quality control of pharmaceutical materials, except to the extent that Canadian or European standards for the manufacture, testing and quality control of
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                                      3                   CONFIDENTIAL TREATMENT


      pharmaceutical materials are higher or more stringent than those required by the FDA, in which case such more stringent standards shall apply.

1.9   "Effective Date" shall mean the date first above written.

1.10  "FDA" shall mean the United States Food and Drug Administration.

1.11 "FD&C Act" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.12 "Isotope" shall mean radiopharmaceutical grade yttrium-90 chloride sterile solution manufactured in accordance with the Specifications and cGMPs for use with Labelled Drug.

1.13 "Labelled Drug" shall mean IDEC's pharmaceutical/biological product containing Isotope labelled Monoclonal Antibody in therapeutic dosage form for use in the Clinical Trial Phase, Pre-Commercial Phase or Commercial Phase.

1.14 "Master Validation Plan" shall mean the program established by Nordion by which documented evidence provides a high degree of assurance that the Isotope will consistently be produced to meet Specifications.

1.15 "Monoclonal Antibody" shall mean IDEC's 2B8 monoclonal antibody for use in the treatment of non-Hodgkins lymphoma.

1.16 "NDA" shall mean a New Drug Application, as defined by the regulations promulgated under the United States FD&C Act and PHS Act and any supplements thereunder, as amended from time to time.

1.17 "Pre-Commercial Phase" shall mean the period of Isotope supply for use in Clinical Trials after completion of the Clinical Trial Phase and prior to commencement of the Commercial Phase.

1.18  "PHS Act" shall mean the United States Public Health Service Act, as amended.
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                                      4         CONFIDENTIAL TREATMENT REQUESTED


1.19 "Specification(s)" shall mean the conditions, characteristics and specifications for Isotope, set out in Exhibit 2, as amended by written agreement between Nordion and IDEC from time to time.

                              ARTICLE 2 - PURPOSE

2.1   Scope and Object

      The scope and object of this agreement is the development by Nordion of a process to manufacture Isotope in sufficient quantities to meet the supply needs of IDEC and to ship Isotope [CONFIDENTIAL TREATMENT REQUESTED] and under circumstances set out herein [CONFIDENTIAL TREATMENT REQUESTED]. The Project Schedule is set out in Exhibit 1. Both parties shall use commercially reasonable best efforts to meet their respective milestones set out in Exhibit 1. If either party, acting in good faith, materially fails to satisfy any milestone, such party shall provide written notice thereof to the other party and the parties shall determine a reasonable corrective action plan and revised milestone schedule. Both parties shall, in good faith, work together to develop a scale up strategy for the manufacturing of Isotope to meet requirements for the [CONFIDENTIAL TREATMENT REQUESTED] of Commercial Phase Isotope supply.

         ARTICLE 3 - DEVELOPMENT/DOCUMENTATION OF MANUFACTURING PROCESS

3.1   Manufacturing Process

      In accordance with Exhibit 1 and Exhibit 3 and as described in Section 2.1, Nordion will develop the process for the manufacture of Isotope in accordance with cGMPs at its facility in Kanata, Ontario. During the Clinical Trial Phase and subject to Section 21.2, Nordion may purchase radiochemical grade yttrium-90 from third parties as the raw material used in the manufacture of Isotope. In accordance with Exhibit 1, Nordion shall establish a facility and develop and implement a process for the manufacture of radiochemical yttrium-90 in-house at one of its facilities or such other

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                                      5         CONFIDENTIAL TREATMENT REQUESTED


      facility as Nordion deems fit for such purpose, using Nordion technology and personnel.

3.2   Documentation

      Nordion shall generate all necessary cGMP documentation relating to the production of Isotope; procure, test, and release all raw materials relating to the Isotope; validate all necessary process equipment, and perform all necessary process validation according to the Master Validation Plan, which Master Validation Plan shall be prepared by Nordion. All documentation, facilities and raw material standards shall meet FDA regulatory requirements, and such other applicable regulatory requirements in the United States, Canada and Europe.

                         ARTICLE 4 - SUPPLY MANAGEMENT

4.1   Performance Status

      Within ten (10) days after execution of this agreement, the parties shall each designate a Program Manager, who shall be responsible for coordinating communication between the parties. The Program Manager for Nordion shall respond to IDEC's reasonable inquiries regarding the status of Nordion's obligations under this Agreement on an ongoing basis and shall keep IDEC informed as to interim progress in periodic reports.

                           ARTICLE 5 - CONSIDERATION

5.1   Acknowledgement of Payment

      [CONFIDENTIAL TREATMENT REQUESTED], IDEC has paid Nordion a lump sum amount of [CONFIDENTIAL TREATMENT REQUESTED], of which payment Nordion hereby acknowledges receipt, and which amount shall be non-refundable.

      For the purposes of certainty all sums expressed in this agreement shall be in United States currency.
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                                      6         CONFIDENTIAL TREATMENT REQUESTED


           ARTICLE 6 - CLINICAL TRIAL PHASE AND PRE-COMMERCIAL PHASE

6.1   Clinical Trial Phase and Pre-Commercial Phase Supply

      Subject to the terms set out in this Agreement, Nordion agrees to use commercially reasonable best efforts to commence supply of Isotope to IDEC in accordance with Exhibit 1 for use in the Clinical Trial Phase and Pre-Commercial Phase under IDEC's Investigational New Drug Applications ("IND(s)") in the United States and IDEC's or its designee's IND or equivalents in Europe and Canada. Isotope shall meet the Specifications and shall be manufactured by Nordion in accordance with cGMPs. Nordion shall manufacture [CONFIDENTIAL TREATMENT REQUESTED] of Isotope [CONFIDENTIAL TREATMENT REQUESTED] in accordance with Exhibit 3 and this
      Article 6, taking into account holiday periods and facility maintenance not to exceed in aggregate [CONFIDENTIAL TREATMENT REQUESTED] per year, which at Nordion's election, may be taken in [CONFIDENTIAL TREATMENT REQUESTED] periods. Nordion shall provide [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to IDEC prior to incurring a facility maintenance or holiday period. Nordion shall ship Isotope to [CONFIDENTIAL TREATMENT REQUESTED]. IDEC acknowledges that delivery of Isotope is handled by third party carriers, however, Nordion will strive to meet delivery by its third party carriers [CONFIDENTIAL TREATMENT REQUESTED] at the destination on the day of delivery. Notwithstanding the foregoing IDEC acknowledges that as a result of carrier flight scheduling and/or customer location, that delivery of Isotope to certain customers may not be achievable [CONFIDENTIAL TREATMENT REQUESTED], or if achievable, at carrier rates in excess of those carrier rates that may be reasonably acceptable to IDEC. For such customer locations to which IDEC requests delivery, Nordion shall advise IDEC whether [CONFIDENTIAL TREATMENT REQUESTED] delivery is achievable by the carrier and IDEC shall provide instructions to Nordion.

      In the event delivery of Isotope is delayed beyond its scheduled delivery time and is not used as a direct result of late delivery, Nordion will replace, [CONFIDENTIAL TREATMENT REQUESTED], such vial(s) of Isotope, within the [CONFIDENTIAL TREATMENT REQUESTED].
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                                      7         CONFIDENTIAL TREATMENT REQUESTED


6.2   Production Planning for Clinical Trial Phase and Pre-Commercial Phase
      Supply

      Subject to Section 6.3, during the [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED], Nordion and IDEC will establish an Isotope production schedule for the Clinical Trial Phase and Pre-Commercial Phase supply, as the case may be, for the following [CONFIDENTIAL TREATMENT REQUESTED], taking into account holiday periods and facilities maintenance, not to exceed in aggregate [CONFIDENTIAL TREATMENT REQUESTED] per year. In addition, IDEC will provide an estimate of requirements for the [CONFIDENTIAL TREATMENT REQUESTED] through the [CONFIDENTIAL TREATMENT REQUESTED] following the date upon which such schedule is established. This approach to production planning may be modified as mutually agreed to by the parties based on IDEC's experience in conducting Clinical Trials and Nordion's experience in supplying Isotope for the Clinical Trials. Isotope may be shipped in as many as [CONFIDENTIAL TREATMENT REQUESTED] to be discussed by the parties and approved by IDEC, however it is anticipated by IDEC that [CONFIDENTIAL TREATMENT REQUESTED], will be required. Isotope shall be supplied in [CONFIDENTIAL TREATMENT REQUESTED] in an appropriate lead shield. [CONFIDENTIAL TREATMENT REQUESTED]

6.3   Purchase Price For Clinical Trial Phase and Pre-Commercial Phase Supply

      During the Clinical Trial Phase and the Pre-Commercial Phase, IDEC shall purchase from Nordion [CONFIDENTIAL TREATMENT REQUESTED] of Isotope [CONFIDENTIAL TREATMENT REQUESTED], commencing within [CONFIDENTIAL TREATMENT REQUESTED] following notice from Nordion that it has established a reliable supply of Isotope and has filed an appropriate Drug Master File amendment with the FDA. The purchase price for [CONFIDENTIAL TREATMENT REQUESTED] of Isotope that is produced by Nordion as may be requested by IDEC for use in the Clinical Trial Phase and the Pre-Commercial Phase and that meets Specifications, shall be [CONFIDENTIAL TREATMENT REQUESTED]. IDEC shall provide to Nordion its Isotope supply requirements [CONFIDENTIAL TREATMENT REQUESTED] prior to the Isotope production date.

      It is acknowledged by IDEC that during the period described in Section 3.1 of this agreement during which Nordion purchases radiochemical grade yttrium-90 from a

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                                      8         CONFIDENTIAL TREATMENT REQUESTED


      third party, IDEC may be required by Nordion to provide to Nordion its Isotope supply requirements up to [CONFIDENTIAL TREATMENT REQUESTED] prior to the Isotope production date. The exact number of days shall be mutually agreed upon by IDEC and Nordion after Nordion has identified such third party and ascertains such third party's scheduling requirements. The supply requirements will specify the number of doses of Isotope to be shipped [CONFIDENTIAL TREATMENT REQUESTED].

6.4   Clinical Trial Phase and Pre-Commercial Phase Batch Size

      Each Batch shall contain [CONFIDENTIAL TREATMENT REQUESTED]. If additional Isotope is required in a particular Batch, IDEC may, at no additional charge to IDEC, request that Nordion produce [CONFIDENTIAL TREATMENT REQUESTED]. In addition, IDEC may request that Nordion increase the Batch size, provided further that the price of such additional Isotope supplied shall be [CONFIDENTIAL TREATMENT REQUESTED]. For validation purposes a maximum shall be set, which maximum shall not exceed [CONFIDENTIAL TREATMENT REQUESTED].

      For the purposes of clarity, Exhibit 4 sets out IDEC's Isotope ordering options.

6.5   Regulatory Delay

      The parties acknowledge that during the Clinical Trial Phase and Pre-Commercial Phase, IDEC's clinical development of Labelled Drug is subject to regulatory oversight and that regulatory requirements may result in delay or suspension of clinical development and patient treatment, while such matters are resolved. If such delay or suspension occurs or if there are no active Clinical Trial protocols and it is not then necessary for IDEC to receive its supply of Isotope [CONFIDENTIAL TREATMENT REQUESTED], IDEC shall promptly notify Nordion in writing to temporarily suspend manufacture of Isotope. During such suspension,
      Nordion shall remain in a state of readiness to recommence supply of Isotope upon [CONFIDENTIAL TREATMENT REQUESTED] written notice from IDEC. In consideration of Nordion maintaining the facility in a state of readiness
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                                      9         CONFIDENTIAL TREATMENT REQUESTED


      during such suspension, IDEC shall, in lieu of IDEC's purchase obligations set forth in Section 6.3, [CONFIDENTIAL TREATMENT REQUESTED] until such time as Isotope supply is resumed and shall [CONFIDENTIAL TREATMENT REQUESTED]. Nordion shall provide to IDEC reasonable documentation [CONFIDENTIAL TREATMENT REQUESTED]. In the event Nordion is sourcing radiochemical grade yttrium-90 in house, IDEC shall in lieu of [CONFIDENTIAL TREATMENT REQUESTED], until such time as Isotope supply is resumed. Except in the event that delay in Nordion obtaining its NDA for Isotope is caused by the acts or omissions of IDEC, if Nordion does not receive NDA approval in accordance with Exhibit 1, or if Nordion during Clinical Trials or Pre-Commercial Phase, is prevented from supplying Isotope due to FDA regulatory requirements, [CONFIDENTIAL TREATMENT REQUESTED] applicable under this section shall be suspended until such time as NDA approval is obtained by Nordion or the FDA lifts any requirement preventing Nordion from supplying Isotope, as the case may be.

                      ARTICLE 7 - COMMERCIAL PHASE SUPPLY

7.1   Commercial Phase Supply in the United States and Canada

      (i) During the Commercial Phase Nordion shall manufacture and supply Isotope to IDEC for use in Clinical Trials under IDEC's IND in the United States and IDEC's or its designee's IND or equivalents in Canada and Europe, and for commercial sale in Canada and the United States. IDEC shall, during the Commercial Phase, purchase from Nordion [CONFIDENTIAL TREATMENT REQUESTED]. Except as otherwise set out in this agreement, during the Commercial Phase IDEC agrees that it shall not, [CONFIDENTIAL TREATMENT REQUESTED].
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                                     10         CONFIDENTIAL TREATMENT REQUESTED


            Nordion shall ship Isotope to [CONFIDENTIAL TREATMENT REQUESTED]. Isotope shall meet the Specifications and shall be manufactured in accordance with cGMPs. IDEC agrees to purchase from Nordion during the Commercial Phase for use with the Monoclonal Antibody in Canada and the United States, in aggregate, a minimum of [CONFIDENTIAL TREATMENT REQUESTED] of Isotope per [CONFIDENTIAL TREATMENT REQUESTED] period, commencing from the start of the Commercial Phase, prorated for any partial period. During the Commercial Phase, except as provided in Section 7.4, Nordion will manufacture [CONFIDENTIAL TREATMENT REQUESTED] ship Isotope [CONFIDENTIAL TREATMENT REQUESTED]. Each Batch shall contain such amount of Isotope to meet IDEC's requirements as set out in Section 7.4 below. IDEC acknowledges that delivery of Isotope is handled by third party carriers, however, Nordion will strive to meet delivery by its third party carriers [CONFIDENTIAL TREATMENT REQUESTED] at the destination on the day of delivery. Notwithstanding the foregoing IDEC acknowledges that as a result of carrier flight scheduling and/or customer location, that delivery of Isotope to certain customers may not be achievable [CONFIDENTIAL TREATMENT REQUESTED], or if achievable, at carrier rates in excess of those carrier rates that may be reasonably acceptable to IDEC. For such customer locations to which IDEC requests delivery, Nordion shall advise IDEC whether [CONFIDENTIAL TREATMENT REQUESTED] is achievable by the carrier and IDEC shall provide instructions to Nordion.

            In the event delivery of Isotope is delayed beyond its scheduled delivery time and is not used as a direct result of late delivery Nordion shall [CONFIDENTIAL TREATMENT REQUESTED].

(ii) IDEC may, during the Commercial Phase, upon [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to Nordion, request that Nordion [CONFIDENTIAL TREATMENT REQUESTED], for use with IDEC's Monoclonal Antibody. Nordion agrees, that upon expiry of the above stated
            notice period, it shall [CONFIDENTIAL TREATMENT REQUESTED],
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                                     11         CONFIDENTIAL TREATMENT REQUESTED


            in accordance with the [CONFIDENTIAL TREATMENT REQUESTED]. All costs of transport of Isotope shall be to [CONFIDENTIAL TREATMENT REQUESTED] and shall be shipped [CONFIDENTIAL TREATMENT REQUESTED].

            Upon Nordion commencing to sell [CONFIDENTIAL TREATMENT REQUESTED], except as otherwise agreed or for the purpose of Clinical Trials, Nordion shall [CONFIDENTIAL TREATMENT REQUESTED].

            Proceeding to sell Isotope in the manner contemplated in this section shall in no way affect payment made by IDEC under Section
            5.1 of this agreement, nor shall it render invalid, as between IDEC and Nordion, any other term or condition set out in this agreement. In the event IDEC elects that Nordion sell [CONFIDENTIAL TREATMENT REQUESTED], IDEC agrees to [CONFIDENTIAL TREATMENT REQUESTED] as IDEC's minimum Isotope purchase commitment set out in Section 7.1
            (i).

(iii) After each [CONFIDENTIAL TREATMENT REQUESTED] period during the Commercial Phase, [CONFIDENTIAL TREATMENT REQUESTED], pro-rated for such other partial period if this agreement is earlier terminated.

            [CONFIDENTIAL TREATMENT REQUESTED]. Nordion shall invoice IDEC and IDEC shall forward payment to Nordion of such deficiency within [CONFIDENTIAL TREATMENT REQUESTED] of the date of invoice.
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                                     12         CONFIDENTIAL TREATMENT REQUESTED


7.2   Commercial Phase Supply in Europe

      Upon IDEC's written request, Nordion shall ship Isotope to IDEC or as directed by IDEC, for commercial sale in Europe with Monoclonal Antibody on the same terms and conditions set out in this Agreement, subject to and provided that:

      (i) IDEC provides to Nordion written notice of its requirements for co-ordinated and concurrent regulatory filing with IDEC for marketing authorization for Isotope and Labelled Drug in Europe, which notice shall include a required filing date which shall not be earlier than [CONFIDENTIAL TREATMENT REQUESTED] from the date of receipt of notice by Nordion. If the submission for marketing authorization for Labelled Drug in Europe is not submitted by IDEC within the aforementioned time frame, or marketing authorization is not received by IDEC within [CONFIDENTIAL TREATMENT REQUESTED] of submission (provided such failure to receive marketing authorization is not due in whole or in part to the fault of Nordion with respect to Nordion's Isotope submission) IDEC agrees to [CONFIDENTIAL TREATMENT REQUESTED];

      (ii)  [CONFIDENTIAL TREATMENT REQUESTED];

      (iii) IDEC agrees to purchase in the aggregate [CONFIDENTIAL TREATMENT REQUESTED] per [CONFIDENTIAL TREATMENT REQUESTED] for use in Europe, commencing from the date of receipt of marketing authorization with respect to Labelled Drug in Europe; and

      (iv) [CONFIDENTIAL TREATMENT REQUESTED], and further provided [CONFIDENTIAL TREATMENT REQUESTED].

      In addition, IDEC shall, with respect to Isotope supply in Europe, pay Nordion [CONFIDENTIAL TREATMENT REQUESTED].
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                                     13         CONFIDENTIAL TREATMENT REQUESTED


7.3   Commercial Phase Isotope Supply in Asia

      At IDEC's written request Nordion shall supply Isotope to IDEC for shipment to Asia for Clinical Trials and for commercial sale with Monoclonal Antibody, on the same terms and conditions set out in this agreement subject to and provided that:

      (i) IDEC and Nordion agree on a schedule for regulatory filing of Isotope and Labelled Drug in specified Asian jurisdictions, for the purpose of seeking marketing approval;

      (ii)  [CONFIDENTIAL TREATMENT REQUESTED];

      (iii) IDEC compensates Nordion for Isotope decay losses incurred by Nordion as a result of additional shipping time incurred in excess of the shipping time of Isotope to the United States.

      (iv)  [CONFIDENTIAL TREATMENT REQUESTED];

      (v)   [CONFIDENTIAL TREATMENT REQUESTED];
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                                     14         CONFIDENTIAL TREATMENT REQUESTED


      (vi)  [CONFIDENTIAL TREATMENT REQUESTED]; and

      (vii) IDEC and Nordion agree on the applicable [CONFIDENTIAL TREATMENT REQUESTED] Isotope purchase commitment in Asia.

7.4   Production Planning for Commercial Phase Supply

      During the [CONFIDENTIAL TREATMENT REQUESTED] of the Commercial Phase, Nordion and IDEC will establish an Isotope production schedule and anticipated Batch sizes for Commercial Phase supply for the next [CONFIDENTIAL TREATMENT REQUESTED], taking into account holiday periods and facilities maintenance not to exceed in aggregate [CONFIDENTIAL TREATMENT REQUESTED] per year, which at Nordion's election may be taken in [CONFIDENTIAL TREATMENT REQUESTED]. Nordion shall provide [CONFIDENTIAL TREATMENT REQUESTED] days written notice to IDEC prior to incurring a facility maintenance or holiday period. Isotope shall be supplied in a [CONFIDENTIAL TREATMENT REQUESTED], as determined by IDEC and Nordion during Clinical Trials, in a [CONFIDENTIAL TREATMENT REQUESTED] in an appropriate lead shield. [CONFIDENTIAL TREATMENT REQUESTED]. IDEC shall provide Nordion with confirmation of IDEC's Labelled Drug orders no later than [CONFIDENTIAL TREATMENT REQUESTED] prior to a scheduled Batch completion date.

7.5   Purchase Price for Commercial Phase Supply

      Subject to section 7.6, IDEC's purchase price for Isotope during the Commercial Phase shall be [CONFIDENTIAL TREATMENT REQUESTED].

7.6   PPI Increases and Pricing

      On [CONFIDENTIAL TREATMENT REQUESTED], and on [CONFIDENTIAL TREATMENT REQUESTED], the purchase price of Isotope, established in section 7.5, and fees, prices and costs set out and or determined in accordance with sections 6.3, 6.4, 6.5, 7.2 and 7.3 shall be increased for the
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                                     15         CONFIDENTIAL TREATMENT REQUESTED


      [CONFIDENTIAL TREATMENT REQUESTED], respectively, if the United States Producer Price Index ("PPI") increases by more than [CONFIDENTIAL TREATMENT REQUESTED] in the prior calendar year, [CONFIDENTIAL TREATMENT REQUESTED]. [CONFIDENTIAL TREATMENT REQUESTED], during the term of this Agreement, the price of Isotope for such calendar year and fees, prices and costs above referenced, shall be adjusted [CONFIDENTIAL TREATMENT REQUESTED] PPI for the prior calendar year. Under the terms of this agreement, so long as IDEC is purchasing Isotope from Nordion for commercial sale, the purchase price to IDEC for Isotope in the United States shall [CONFIDENTIAL TREATMENT REQUESTED].

7.7   Expanded Commercial Supply Capability

      Upon request by IDEC, Nordion shall consider in good faith the merits of establishing a second Isotope manufacturing facility at its site in Kanata, Ontario or at an alternative Nordion site, and shall reasonably and in good faith determine the price of Isotope to be supplied therefrom.

             ARTICLE 8 - GENERAL MANUFACTURE AND SUPPLY OBLIGATIONS

8.1   Compliance with Law; Handling of Isotope

      While the Isotope is in its possession or under its control, Nordion shall be responsible for complying with and shall comply with all applicable statutory and regulatory requirements of the United States, Canada and Europe regarding the manufacture, handling, storage, packaging, transportation, shipment and exporting of the Isotope. In performing its obligations under this agreement, Nordion shall comply with all applicable environmental and health and safety laws except where such failure to comply would have no material adverse effect on Nordion's ability to perform hereunder. Except as otherwise set forth in this agreement,
      Nordion shall be solely responsible for determining how to carry out these obligations. [CONFIDENTIAL TREATMENT REQUESTED].
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                                     16         CONFIDENTIAL TREATMENT REQUESTED


8.2   Testing and Documentation

      Nordion shall certify in writing that each Batch of Isotope shipped was produced and tested in compliance with the Specifications and cGMP requirements. Nordion shall notify IDEC immediately in writing of any Batch of Isotope that does not meet the Specifications and cGMPs, and include the probable cause for the failure and the proposed corrective actions.

8.3   Isotope Warranty/Recall

      Nordion warrants that the Isotope will meet Specifications and be manufactured in accordance with cGMPs and be free from defects in material and workmanship for the period from the date of manufacture to the expiry date set out on each vial of Isotope.

      If either party discovers that a Batch of Isotope does not meet the Specifications, then the discovering party shall promptly communicate with the other party to determine a mutually agreed course of action. Nordion shall notify IDEC if the Isotope is the subject of a recall, withdrawal or correction and Nordion shall have sole responsibility for the handling and disposition of such recall and shall notify IDEC of proposed corrective actions. [CONFIDENTIAL TREATMENT REQUESTED]. Nordion reserves the right to refuse to ship, for human use, a Batch of Isotope which fails to meet Specifications. If IDEC determines that the failure to meet Specifications results from an act, failure to act or other fault of Nordion, or agent of Nordion, Nordion [CONFIDENTIAL TREATMENT REQUESTED]:

      (i)   [CONFIDENTIAL TREATMENT REQUESTED], and

      (ii)  [CONFIDENTIAL TREATMENT REQUESTED].

      In the event Nordion disputes IDEC's determination that the fault is due to Nordion and/or its agent, the parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and confirm or
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                                     17         CONFIDENTIAL TREATMENT REQUESTED


      dissent from IDEC's determination. If the consulting firm confirms IDEC's determination, Nordion will have the obligations set out in this section and Nordion will pay the fees of such consulting firm. If the consulting firm dissents from IDEC's determination, Nordion will not have the obligations set out in this section with respect to the disputed Batch and IDEC will pay the fees of such consulting firm. The decision of the consulting firm shall be final, and the provisions of sections 27.3 shall not apply.

8.4   Performance Standards

      Without limiting Nordion's obligations under this Agreement, the parties agree as follows:

      (a) If Nordion's carrier fails to deliver the [CONFIDENTIAL TREATMENT REQUESTED], Nordion will [CONFIDENTIAL TREATMENT REQUESTED].

      (b) If Nordion is unable to supply the Isotope [CONFIDENTIAL TREATMENT REQUESTED] due to [CONFIDENTIAL TREATMENT REQUESTED], MDS Nordion will, [CONFIDENTIAL TREATMENT REQUESTED], (and in no event later than [CONFIDENTIAL TREATMENT REQUESTED] after failure to supply) either by [CONFIDENTIAL TREATMENT REQUESTED].

      (c)   [CONFIDENTIAL TREATMENT REQUESTED]

            (i) Nordion is unable to supply Isotope due to [CONFIDENTIAL TREATMENT REQUESTED], and

            (ii) Nordion is unable to [CONFIDENTIAL TREATMENT REQUESTED] in accordance with Section 8.4(b) for use in patient administration protocols,

                                     18         CONFIDENTIAL TREATMENT REQUESTED


            IDEC shall be entitled on written notice, provided within [CONFIDENTIAL TREATMENT REQUESTED] of the failure, to notify Nordion of its intent [CONFIDENTIAL TREATMENT REQUESTED].

      (d) In the event of an occurrence under Section 8.4(c) wherein Nordion remedies its failure to supply Isotope pursuant to 8.4(b) as referenced in 8.4(c)(ii) [CONFIDENTIAL TREATMENT REQUESTED], IDEC shall be entitled, on written notice, provided within [CONFIDENTIAL TREATMENT REQUESTED] of such failure, to notify Nordion of its intent to [CONFIDENTIAL TREATMENT REQUESTED].

                        ARTICLE 9 - ORDERS AND SHIPMENTS

9.1   Orders and Shipments

      Subject to IDEC's election under 7.1(ii), during the term of this agreement, IDEC will [CONFIDENTIAL TREATMENT REQUESTED] or in an alternative manner acceptable to both parties; orders shall include [CONFIDENTIAL TREATMENT REQUESTED]; delivery of Isotope [CONFIDENTIAL TREATMENT REQUESTED]. All sums payable by IDEC to Nordion shall be paid within [CONFIDENTIAL TREATMENT REQUESTED] days of the date of invoice which invoice shall not be dated prior to the shipment of Isotope and shall be accompanied by an order schedule report itemizing shipment details.

      Prior to first shipment of Isotope by Nordion to any third party site, Nordion shall obtain such third party's license evidencing proper legal authority for the receipt and possession of the Isotope by such third party. [CONFIDENTIAL TREATMENT REQUESTED]. Nordion shall ship Isotope [CONFIDENTIAL TREATMENT REQUESTED]. All shipping costs incurred to deliver Isotope shall be borne by [CONFIDENTIAL TREATMENT REQUESTED].

                                     19         CONFIDENTIAL TREATMENT REQUESTED


9.2   Shortage of Isotope

      In the event of [CONFIDENTIAL TREATMENT REQUESTED] as a result of an event of Force Majeure, [CONFIDENTIAL TREATMENT REQUESTED], determined based on the worldwide supply to such customers over the previous [CONFIDENTIAL TREATMENT REQUESTED] period. In the event that Nordion cannot meet IDEC's requirements for Isotope in a timely manner, [CONFIDENTIAL TREATMENT REQUESTED].

                        ARTICLE 10 - REGULATORY MATTERS

10.1  IDEC Responsibilities

      IDEC shall use commercially reasonable best efforts to complete its Labeled Drug development and Clinical Trials necessary for BLA filings and use good faith commercially reasonable best efforts to file a BLA for the Labeled Drug by [CONFIDENTIAL TREATMENT REQUESTED]. It shall be the responsibility of IDEC or its designee to file, obtain and maintain such licenses, including BLA, marketing authorizations, registrations, listings, authorizations and approvals as the FDA or any other applicable governmental entity may require to enable use and sale of the Labelled Drug in Clinical Trials, the Pre-Commercial Phase and Commercial Phase, in accordance with the timetable set out in Exhibit 1. IDEC shall at Nordion's request promptly supply Nordion on a confidential basis with any technical information which is in its possession and which may be legally disclosed, with respect to the Monoclonal Antibody and Clinical Trials which may assist Nordion in meeting its obligations under this Agreement.

10.2  Nordion Responsibilities

      Nordion shall be responsible at its own expense for obtaining and maintaining all necessary licenses including, without limitation, facility licenses, registrations, authorizations and approvals, which are necessary to develop, manufacture, handle, store, label, package, and transport Isotope under cGMP conditions and other

                                     20         CONFIDENTIAL TREATMENT REQUESTED


      regulatory requirements including, but not limited to, the use and handling of radioactive materials.

      [CONFIDENTIAL TREATMENT REQUESTED], Nordion shall update its existing yttrium-90 bulk chemical and Isotope Type II Drug Master Files or equivalent with the FDA and shall file new ytttrium-90 bulk chemical and Isotope Type I Drug Master Files or equivalent with the FDA and as necessary in Canada and Europe in accordance with Exhibit 1 ("DMFs") as may be required for the chemistry, manufacture and control section of IDEC's IND in the United States and IDEC's or its designee's IND or equivalents in Europe or Canada for Labelled Drug and upon request shall provide letters of access allowing regulatory review of the DMFs.

      Nordion shall use its best efforts, [CONFIDENTIAL TREATMENT REQUESTED], to submit a New Drug Application ("NDA") to the Health Authority in Canada and FDA with respect to Isotope, prior to or concurrently with IDEC's BLA submissions for the Labelled Drug and in accordance with Exhibit 1. Nordion hereby grants IDEC a right of reference to such NDA, and upon request shall provide letters of access allowing regulatory review of the DMFs and NDA by the FDA in conjunction with IDEC's BLA submissions for Labelled Drug. IDEC shall supply to Nordion upon request letters of access allowing regulatory review of IDEC's BLAs by the FDA in conjunction with Nordion's NDA.

      Nordion shall provide directly to the regulatory authority or to IDEC, if required by the regulatory authority that such submission be through IDEC, all required information in its possession with respect to the Isotope necessary to assist IDEC in filing, obtaining and maintaining all licenses, registrations, listings, authorizations and approvals of any governmental entities necessary for the use of Labelled Drug in the Clinical Trials and in order to seek licenses and marketing authorization approval for the Labelled Drug.

                                     21         CONFIDENTIAL TREATMENT REQUESTED


10.3  Regulatory Status

      Upon Nordion's reasonable request, and no less frequently than [CONFIDENTIAL TREATMENT REQUESTED], IDEC shall provide updates to Nordion on the progress of (i) Clinical Trials, and (ii) submissions to the FDA for BLA approval with respect to the Labelled Drug.

      Upon IDEC's reasonable request, and no less frequently than [CONFIDENTIAL TREATMENT REQUESTED], Nordion shall provide updates to IDEC on the progress of submissions to the FDA for NDA approval of the Isotope.

10.4  Government Inspections, Compliance Review and Inquiries

      Upon request of any governmental entity or any third party entity authorized by a governmental entity, such entity shall, for the purpose of regulatory review, have access to observe and inspect Nordion's Isotope manufacturing facility and procedures with respect to the manufacturing, testing, storage and shipping of Isotope, and to audit such facilities for compliance with cGMP and/or other applicable regulatory standards. Nordion shall give IDEC prompt notice of any upcoming inspections or audits by a governmental entity of the facility or procedures and shall provide IDEC with a written summary of such inspection or audit following completion thereof, purged of confidential information. Nordion agrees to use commercially reasonable best efforts to promptly rectify or resolve any deficiencies noted by a government entity in a report or correspondence issued to Nordion.

10.5  Access to Nordion's Facility

      IDEC shall have reasonable access to Nordion's Isotope facility and procedures no more frequently than [CONFIDENTIAL TREATMENT REQUESTED] (except in the event of Isotope recall or safety concerns in which case as reasonably required) for the sole purpose of auditing Nordion's Isotope manufacturing process and its cGMP procedures. IDEC shall provide Nordion at least [CONFIDENTIAL TREATMENT REQUESTED] prior written notice of requested access to Nordion's Isotope facility for the purpose of this section.

                                     22         CONFIDENTIAL TREATMENT REQUESTED


      All such information disclosed during such audit to IDEC or its employees or agents, shall be deemed to be Nordion's Confidential Information as such term is defined in this agreement.

10.6  Quality Assurance Program

      Nordion shall maintain production and quality assurance activities materially consistent with cGMPs, as required by the FDA and other applicable government or regulatory bodies with respect to Nordion's manufacture of Isotope. It is acknowledged by Nordion and IDEC that as a result of out-sourcing of yttrium-90 radiochemical, and in-house manufacturing and testing of yttrium-90 radiochemical, in accordance with
      Exhibit 1, that the Specifications may require amendment or modification. IDEC and Nordion agree that any such amendment or modification shall be discussed in good faith, and shall be subject to the approval of IDEC which shall not be unreasonably withheld. Without limiting the foregoing it shall be reasonable to withhold approval in the event that such amendment or modification could impact the performance of the radiolabelling of Monoclonal Antibody with Isotope or the safe administration of Labelled Drug to patients.

10.7  Complaints and Adverse Reactions

      Each party shall, within [CONFIDENTIAL TREATMENT REQUESTED], advise the other of any serious or life threatening events resulting from the use of Labelled Drug of which it becomes aware, regardless of the origin of such information. IDEC and Nordion agree to cooperate with any governmental entity in evaluating any complaint, claim, or adverse reaction report related to the Isotope and the Labelled Drug and except as regards the Isotope, IDEC shall have the lead role in interacting with such governmental entities.

10.8  Recalls

      IDEC shall notify Nordion promptly if the Labelled Drug is the subject of a recall, market withdrawal or correction and IDEC [CONFIDENTIAL TREATMENT REQUESTED] shall have sole responsibility for the handling and disposition of such recall. IDEC [CONFIDENTIAL TREATMENT REQUESTED] shall bear the costs of any recall of Labeled Drug unless and to the extent

                                     23         CONFIDENTIAL TREATMENT REQUESTED


      such recall shall have been the result of Nordion's employees or agents, acts or omissions or any defects in Isotope to meet Specification, in which case Nordion shall [CONFIDENTIAL TREATMENT REQUESTED]:

      (i)   [CONFIDENTIAL TREATMENT REQUESTED],

      (ii)  [CONFIDENTIAL TREATMENT REQUESTED], and

      (iii) [CONFIDENTIAL TREATMENT REQUESTED].

      In the event that Nordion disputes IDEC's determination that the fault is due to Nordion and/or its agent, the parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from IDEC's determination. If the consulting firm confirms IDEC's determination, Nordion will pay the fees of such consulting firm. If the consulting firm dissents from IDEC's determination, Nordion will not have the obligations set forth herein with respect to the recall and IDEC will pay the fees of such consulting firm. The decision of the consulting firm shall be final and the provisions of Sections 27.3 shall not apply. For the period of time as required by applicable regulation, Nordion shall maintain records of all sales and shipments of Isotope and IDEC [CONFIDENTIAL TREATMENT REQUESTED] shall maintain records of all sales, shipping records of Labelled Drug and customers, sufficient to adequately administer a recall.

10.9  New Regulatory Requirements

      Each party shall promptly notify the other of new regulatory requirements of which it may become aware which are relevant to the manufacture of the Isotope under this agreement and which are required by the FDA and other applicable governmental entities and the parties shall confer with each other with respect to the best means to comply with such requirements.

10.10 Records

      Nordion shall, as applicable, maintain all records necessary to evidence compliance with (i) all applicable laws, regulations and other requirements of applicable governmental entities in the United States, Canada, Europe and Asia, relating to the

                                     24         CONFIDENTIAL TREATMENT REQUESTED


      manufacture of Isotope (ii) the NDA, corresponding license registrations, authorizations or approvals in Canada, Europe, Asia and the United States,
      (iii) the Specifications and (iv) obligations under this Agreement. All such records shall be maintained by Nordion for at least [CONFIDENTIAL TREATMENT REQUESTED] and Nordion shall provide to IDEC reasonable access to such records upon request. Prior to destruction of any record after such time, Nordion shall give written notice to IDEC. IDEC shall have the right to request that Nordion maintain such records in an off-site storage facility for such longer period as IDEC requests, provided that IDEC pays all costs associated with such off-site storage.

                               ARTICLE 11 - AUDIT

11.1  Right of Audit

      Nordion, at its sole expense and through an independent certified public accountant reasonably acceptable to IDEC, shall have the right to access the books and records of IDEC for the sole purpose of verifying whether IDEC is complying with its purchase obligations set out in this agreement. Such audit shall be conducted upon [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to IDEC during ordinary business hours and may be conducted [CONFIDENTIAL TREATMENT REQUESTED] and no earlier than [CONFIDENTIAL TREATMENT REQUESTED] following [CONFIDENTIAL TREATMENT REQUESTED] and no later than [CONFIDENTIAL TREATMENT REQUESTED] following [CONFIDENTIAL TREATMENT REQUESTED]. Nordion agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this agreement. Nordion's right to have such records examined shall survive termination or expiry of this agreement for a period of [CONFIDENTIAL TREATMENT REQUESTED]. In the event that IDEC did not comply with the purchase commitments in this agreement, IDEC shall promptly remit to Nordion any amount IDEC would have owed Nordion had IDEC complied in full. IDEC shall have a comparable right of audit for the purpose of verification of fulfillment of the obligations set out in sections 7.1(iii), 7.6, 9.1 and 9.2, and with respect to other amounts otherwise payable by IDEC hereunder, subject to Nordion's right to purge such books and records of customer identity information.

                                     25         CONFIDENTIAL TREATMENT REQUESTED


                ARTICLE 12 - [CONFIDENTIAL TREATMENT REQUESTED]

12.1  [CONFIDENTIAL TREATMENT REQUESTED]

                ARTICLE 13 - IDEC REPRESENTATIONS AND WARRANTIES

13.1  IDEC Warranties

      IDEC represents, warrants and covenants that:

      (i)   it has full right, power and authority to enter into this agreement;

      (ii) there is no action or proceeding pending or insofar as IDEC knows, threatened against IDEC before any court, administrative agency or other tribunal which might have an adverse material effect on its business;

      (iii) it has not received any notice of adverse claim of infringement of any patent or other intellectual property right, including misappropriation of trade secrets in connection with the use and exploitation of the Monoclonal Antibody or Labelled Drug;

      (iv) to the best of its knowledge and belief, it is the owner of or has the right to use all data, information, know-how, technology and intellectual property used by IDEC in the manufacturing of Monoclonal Anitbody; and

      (v) to the best of its knowledge and belief, use or sale of the Monoclonal Antibody and Labelled Drug and the data, information and technology used in

                                     26                   CONFIDENTIAL TREATMENT


            the manufacture of the Monoclonal Antibody and Labelled drug do not infringe any valid third party patent or pending published patent application.

             ARTICLE 14 - NORDION'S REPRESENTATIONS AND WARRANTIES

14.1  Nordion Warranties

      Nordion represents, warrants and covenants that:

      (i)   it has full right, power and authority to enter into this agreement;

      (ii) it has not received any notice of adverse claim of infringement of any patent or other intellectual property right, including misappropriation of trade secret, in connection with the use and sale of Isotope or the data, information and technology used with respect to the manufacture of Isotope;

      (iii) to the best of its knowledge and belief (i) it is the owner or has the right to use all of the data, information, know-how, intellectual property and technology to be used by Nordion in carrying out its obligations hereunder, and (ii) development and implementation of the process used in the manufacture of Isotope, and the performance of Nordion's obligations hereunder, do not infringe any third party patent or pending published patent application or other intellectual property right;

      (iv) there is no action or proceeding pending or insofar as Nordion knows or ought to know, threatened against Nordion before any court, administrative agency or other tribunal which might have a material adverse effect on Nordion's business.

                             ARTICLE 15 - INDEMNITY

15.1  Indemnification by IDEC

      IDEC agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents harmless from and against any

                                     27                   CONFIDENTIAL TREATMENT


      damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims against Nordion") arising out of (a) the use, handling, shipment, marketing or sale of the Isotope, Monoclonal Antibody or Labelled Drug, (b) IDEC's breach of any of its obligations, warranties or representations hereunder, or (c) IDEC's negligent acts or omissions or willful misconduct. Notwithstanding the foregoing, IDEC will not be required to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims against Nordion to the extent such claims arise out of (i) Nordion's breach of any of its obligations, warranties or representations hereunder; (ii) Nordion's negligent acts, omissions or willful misconduct; (iii) any failure of the Isotope to meet the Specifications; or (iv) any failure of Nordion to manufacture, handle, store, label, package, transport or ship the Isotope in accordance with cGMP or any other applicable laws, regulations, or other requirements of any applicable governmental entity. Notwithstanding anything in this
      Section 15.1, General Claims against Nordion shall not include intellectual property claims against Nordion as described in Section 15.3.

15.2  Indemnification by Nordion

      Nordion agrees to indemnify, defend and hold IDEC and its Affiliates and their respective directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims against IDEC") arising out of (a) Nordion's manufacture, handling, storage, labeling, packaging or delivery of the Isotope; (b) Nordion's breach of any of its obligations, warranties or representations hereunder; (c) Nordion's negligent acts or omissions or willful misconduct; (d) any failure of the Isotope to meet the Specifications; or (e) any failure of Nordion to manufacture, handle, store, label, package, transport or ship the Isotope in accordance with cGMPs or any other applicable laws, regulations or other requirements of any applicable governmental entity. Notwithstanding the foregoing, Nordion will not be required to indemnify, defend and hold IDEC and its Affiliates and their respective directors, officers, employees and agents harmless from and against

                                     28                   CONFIDENTIAL TREATMENT


      any General Claims against IDEC to the extent that such claims arise out of (i) IDEC's breach of any of its obligations, warranties or representations hereunder; or (ii) IDEC's negligent acts, omissions or willful misconduct. Notwithstanding anything in this Section 15.2 General Claims against IDEC shall not include intellectual property claims against IDEC as described in Section 15.4.

15.3  Intellectual Property Claims Against Nordion

      IDEC agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that,

            (i)   the use or sale of the Monoclonal Antibody or Labelled Drug,

            (ii) the process used in the manufacturing of the Monoclonal Antibody or radiolabelling of the Monoclonal Antibody, or

            (iii) the performance of any of IDEC's obligations hereunder,

      infringes any United States or other patent or any other proprietary rights of a third party. Notwithstanding the foregoing, IDEC shall not be required to indemnify, defend and hold harmless Nordion and its Affiliates and their respective directors, officers, employees and agents from and against any intellectual property claims against Nordion to the extent of Nordion's obligations in Section 15.4.

15.4  Intellectual Property Claims Against IDEC

      Nordion agrees to indemnify, defend and hold IDEC and its Affiliates and their respective directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the process used in manufacturing the Isotope or the performance of any of Nordion's obligations hereunder infringes a United States or other patent or any other

                                     29                   CONFIDENTIAL TREATMENT


      proprietary right of a third party. Notwithstanding the foregoing, Nordion shall not be required to indemnify, defend and hold harmless IDEC and its Affiliates from and against any intellectual property claims against IDEC to the extent of IDEC's obligations in Section 15.3.

15.5  Indemnification Procedures

      A party (the "Indemnitee") which intends to claim indemnification under this Article 15 shall promptly notify the other party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its directors, officers, employees and agents to permit the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, such settlement does not adversely affect the Indemnitee's rights hereunder, admit liability by Indemnitee or impose any obligations on the Indemnitee. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorney's fees or other costs incurred other than provided herein. The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defence of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

                                     30         CONFIDENTIAL TREATMENT REQUESTED


                          ARTICLE 16 - CONFIDENTIALITY

16.1  Confidentiality and Exceptions

      During the term of this agreement and for a period of [CONFIDENTIAL TREATMENT REQUESTED] thereafter, each party hereto shall maintain in confidence the content of the transaction contemplated in this agreement, all know-how, technological information reports, data, processes, methods, techniques, formulas, and other proprietary information (collectively "Confidential Information") disclosed to such party by the other party which is identified as "Confidential Information" by the disclosing party. This obligation of confidentiality shall not apply to the extent that it can be established by the party in receipt of such information, that the information:

      i)    was already known to the receiving party at the time of disclosure;

      ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

      iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party through no act or omission of the receiving party;

      iv) was disclosed to the receiving party by a third party who had no obligation to restrict disclosure of such information; or

      v) was independently developed by the receiving party without any use of Confidential Information of the disclosing party.

      Each party agrees that it will take the same steps to protect the confidentiality of the other party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than reasonable steps. Each party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this agreement, or with the other party's written consent, the other party's Confidential Information.

                                     31         CONFIDENTIAL TREATMENT REQUESTED


      It is agreed that disclosure of data, information or technology by IDEC or Nordion to the other under this agreement shall not constitute any grant, option or license under any patent, technology or other rights, held by IDEC or Nordion. Any use of the data, information and technology provided by IDEC to Nordion which relates to the Monoclonal Antibody or labeling of Labelled Drug shall be for the limited purpose of assisting Nordion in carrying out its obligations under this Agreement. All data, information, or technology supplied by one party to the other to assist in carrying out the obligations hereunder shall remain the property of such party and shall be returned to the other party upon termination of this Agreement.

16.2  Authorized Disclosure

      Notwithstanding Section 16.1 above, each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government laws or regulations or conducting Clinical Trials, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use its reasonable efforts to secure a protective order or confidential treatment of such Confidential Information required to be disclosed. In addition, upon written approval of Nordion, IDEC may disclose, under a comparable binder of confidentiality, and on a need-to-know basis, information related to or received under this Agreement to its other partners for the development of commercialization of Labelled Drug.

                       ARTICLE 17 - TERM AND TERMINATION

17.1  Initial Term

      The term of this agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to this agreement, or extended pursuant to section 17.2, shall expire upon the [CONFIDENTIAL TREATMENT REQUESTED] ("Initial Term").

                                     32         CONFIDENTIAL TREATMENT REQUESTED


17.2  Extension

      The term of this agreement shall be automatically extended for an additional [CONFIDENTIAL TREATMENT REQUESTED] after expiration of the Initial Term unless at least [CONFIDENTIAL TREATMENT REQUESTED] year prior to expiration of the Initial Term (the "Notice Date") either party notifies the other party that it does not desire to extend the term of the agreement. At least [CONFIDENTIAL TREATMENT REQUESTED] prior to the Notice Date, the parties agree to meet to discuss, in good faith, their intentions with respect to whether to extend the term of this agreement.

17.3  Termination Without Cause

      During the period of three (3) years from the Effective Date Nordion may terminate this agreement without cause or penalty upon twenty (20) months prior written notice to IDEC. Thereafter Nordion may terminate this agreement upon twenty-four (24) months prior written notice to IDEC.

      IDEC may terminate this agreement without cause (i) upon six (6) months prior written notice to Nordion provided that such notice of termination is accompanied by a payment to Nordion in the amount of [CONFIDENTIAL TREATMENT REQUESTED] failing which such notice of termination shall be of no effect, or (ii) without such payment upon twenty-four (24) months prior written notice.

17.4  Termination for Breach

      This agreement may be terminated by either party in the event of the material breach by the other party of the terms and conditions hereof; provided, however, the other party shall first give to the breaching party written notice of the proposed termination of this agreement (a "Breach Notice"), specifying the grounds therefor. Upon receipt of such Breach Notice, the breaching party shall have such time as necessary, but in any event not more than [CONFIDENTIAL TREATMENT REQUESTED] to cure such breach. Notwithstanding the foregoing, IDEC shall have [CONFIDENTIAL TREATMENT REQUESTED] following receipt of Breach Notice to cure a breach with respect to a failure by IDEC to pay any amounts hereunder when due, other than with respect to amounts which IDEC, in good faith, disputes are due to Nordion. If the breaching party does not cure such breach within such cure

                                     33         CONFIDENTIAL TREATMENT REQUESTED


      period, the other party may terminate the agreement without prejudice to any other rights or remedies which may be available to the non-breaching party.

17.5  Bankruptcy

      This agreement may be terminated by either party in the event the other party files a petition in bankruptcy, is adjudicated a bankrupt, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it which is not dismissed within [CONFIDENTIAL TREATMENT REQUESTED] days or proceedings are taken to liquidate the assets of such party.

17.6  Failure To Obtain NDA, BLA, Marketing Authorization

      Provided IDEC's failure to obtain BLA approval for Labelled Drug is not due in whole or in part to the fault of Nordion with respect to Nordion's DMF/NDA submissions, Nordion may terminate this agreement upon thirty (30) days written notice to IDEC if (i) IDEC abandons Clinical Trials or suspends such trials prior to the Commercial Phase for a period in excess of one hundred and eighty (180) days, or (ii) does not receive BLA and marketing authorization for Labelled Drug from the FDA within three (3) years of the Effective Date of this agreement.

      IDEC may terminate this agreement upon [CONFIDENTIAL TREATMENT REQUESTED] written notice to Nordion if Nordion does not receive NDA approval or marketing authorization from the FDA (provided such failure to obtain the NDA approval or marketing authorization is not due, in whole or in part, to the fault of IDEC with respect to IDEC's BLA or marketing authorization submission) with respect to the Isotope, within [CONFIDENTIAL TREATMENT REQUESTED] from the Effective Date of this agreement.

                                     34                   CONFIDENTIAL TREATMENT


                             ARTICLE 18 - SURVIVAL

18.1  Consequences of Termination or Expiration

      Upon expiration or termination of this agreement, the obligations of the parties under Articles 5,11,15,16,20,23,30 and Section 27.2, and any other section which by its nature is to survive, shall survive such expiration or termination.

                              ARTICLE 19 - NOTICES

19.1  Any notice to be sent to a party hereunder shall be forwarded to:

      Nordion at:             MDS Nordion Inc.
                              447 March Road
                              Kanata, ON
                              K2K 1X8

      Attention:              Senior Vice President, Nuclear Medicine

      IDEC at:                IDEC Pharmaceuticals Corporation
                              11011 Torreyana Road
                              San Diego, CA 92121
      Attention:              Secretary

      Any notice required or authorized to be given by a party to the other in accordance with the provisions of this agreement shall, unless otherwise specifically stipulated, be in writing and delivered personally, by a nationally recognized overnight courier telegram or electronic facsimile confirmed by certified mail. Notice shall be deemed delivered upon receipt.

                ARTICLE 20 - DISCLAIMER OF CONSEQUENTIAL DAMAGES

20.1  Disclaimer

      In no event shall either party be liable to the other party for indirect, contingent, incidental, special or consequential damages, including, but not limited to, any claim for damages based on lost profits.

                                     35                   CONFIDENTIAL TREATMENT


20.2  Limitation of Product Warranty

      IDEC acknowledges that Nordion is manufacturing and supplying Isotope to meet Specification. Except as expressly set out in this agreement, Nordion hereby disclaims all other warranties or conditions, whether express or implied, statutory or otherwise, including but not limited to any implied warranties or conditions of merchantability or fitness for a particular purpose.

                   ARTICLE 21 - ASSIGNMENT AND SUBCONTRACTING

21.1  No Assignment

      This agreement shall enure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. Neither Nordion nor IDEC shall assign any portion of this agreement without the written approval of the other party, which approval shall not be unreasonably withheld.

21.2  Subcontracting

      To the extent Nordion subcontracts to third parties any of its obligations set out in this agreement, such subcontractor shall agree to be bound by the provisions hereof pertaining to ownership of work performed and confidentiality. Nordion shall not subcontract the manufacture of Isotope and shall remain responsible for the performance of its sub-contractors and shall indemnify IDEC and hold it harmless from and against any and all costs, claims, judgments or other expenses arising from any of its sub-contractor's actions or performance.

                            ARTICLE 22 - COMPLIANCE

22.1  Compliance with Laws

      This agreement and Nordion's and IDEC's obligations hereunder shall be carried out in compliance with all applicable laws, by-laws, rules, regulations and orders of all applicable Federal, State, Provincial and Municipal governments.

                                     36                   CONFIDENTIAL TREATMENT


                            ARTICLE 23 - NON-WAIVER

23.1  Non-Waiver of Rights

      Failure by either party to enforce at any time any of the provisions of this agreement shall not be construed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not be effective unless in writing and shall not affect either party's rights in the event of any additional breach.

                           ARTICLE 24 - FORCE MAJEURE

24.1  Force Majeure

      Neither party shall be liable to the other for failure to perform or delay in performing its obligations under this agreement by virtue of the occurrence of an event of Force Majeure. In the event of Force Majeure, the party affected shall promptly notify the other and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. For such time as Nordion is affected by an event of Force Majeure, IDEC is relieved from its purchase obligations under this agreement. In the event such Force Majeure affecting either party continues for more than six (6) months the party not subject of the Force Majeure may terminate this agreement without further obligation. "Force Majeure" shall mean an occurrence which prevents, delays or interferes with the performance by a party of any of its obligations hereunder, if such event occurs by reason of any act of God, flood, power failure, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any law, order or proclamation of any government, failure of suppliers or usual suppliers to provide materials, equipment or machinery, interruption of or delay in transportation, strike or labor disruption, or other cause, whether similar or dissimilar to those above enumerated, beyond the commercially reasonable control of such party.

                                     37         CONFIDENTIAL TREATMENT REQUESTED


                             ARTICLE 25 - INSURANCE

25.1  IDEC Product Liability Insurance

      IDEC at its own expense shall provide and maintain a products liability insurance policy with respect to Labelled Drug, issued by a reputable insurance company. Such policy shall have a limit of liability of not less than [CONFIDENTIAL TREATMENT REQUESTED] per occurrence and in aggregate, during the Clinical Trials and Pre-Commercial Phase and [CONFIDENTIAL TREATMENT REQUESTED] per occurrence and in aggregate, during the Commercial Phase. IDEC shall be solely responsible for any [CONFIDENTIAL TREATMENT REQUESTED] associated with this policy and such shall not affect Nordion's interests. [CONFIDENTIAL TREATMENT REQUESTED] on such policy and IDEC shall deliver a certificate of insurance endorsing Nordion's inclusion as an additional insured on such insurance policy. The policy shall contain a [CONFIDENTIAL TREATMENT REQUESTED] and shall provide for severability of interest such that breach of a policy condition committed by any one insured shall not adversely affect the rights of the other insured. Nordion shall be provided [CONFIDENTIAL TREATMENT REQUESTED] prior written notice of any material change to the policy. Nothing contained in this section shall be deemed to limit in any way the indemnification provisions contained in this agreement.

25.2  Nordion Product Liability Insurance

      Nordion at its own expense shall provide and maintain a products liability insurance policy with respect to Isotope issued by a reputable insurance company. Such policy shall have a limit of liability of not less than [CONFIDENTIAL TREATMENT REQUESTED] per occurrence and in aggregate, during the Clinical Trial Phase and Pre-Commercial Phase and [CONFIDENTIAL TREATMENT REQUESTED] per occurrence and in aggregate, during the Commercial Phase. Nordion shall be solely responsible for any [CONFIDENTIAL TREATMENT REQUESTED] associated with this policy, and such shall not affect IDEC's interests. [CONFIDENTIAL TREATMENT REQUESTED] on such policy and Nordion shall deliver a certificate of insurance endorsing [CONFIDENTIAL TREATMENT REQUESTED] on such insurance policy. The policy shall contain

                                     38         CONFIDENTIAL TREATMENT REQUESTED


      [CONFIDENTIAL TREATMENT REQUESTED] and shall provide for severability of interest such that breach of a policy committed by one insured shall not adversely affect the rights of the other insured. IDEC shall be provided [CONFIDENTIAL TREATMENT REQUESTED] days prior written notice of any material change to the policy. Nothing contained in this section shall be deemed to limit in any way the indemnification provisions contained in this agreement.

                           ARTICLE 26 - SEVERABILITY

26.1  Invalid Provisions

      If any provision or term of this agreement is found unenforceable under any of the laws or regulations applicable thereto, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                              ARTICLE 27 - GENERAL

27.1  Entire Agreement

      This agreement, including the Exhibits attached hereto which are incorporated herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous proposals, oral or written, and all previous negotiations, conversations, or discussions. This agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

27.2  Publicity

      The parties agree that except, as may otherwise be required by applicable laws, regulations, rules or orders, the content of the transactions contemplated herein shall

                                     39         CONFIDENTIAL TREATMENT REQUESTED


      not be announced publicly by either party without the prior written consent of the other, and in the event a party is required to publicly disclose such information pursuant to securities law or otherwise, such party shall provide reasonable notice to the other party and consult the other party prior to any such disclosure in order that the content disclosed be purged by the other party of confidential, proprietary and commercially sensitive information to the extent permitted by applicable law.

27.3  Dispute Resolution

      Except as otherwise set out, in the event that at any time during the term of this agreement, a disagreement, dispute, controversy or claim should arise relating to the (i) interpretation of or performance under this agreement or the attribution of liability or breach thereof, or (ii) scientific or technical issues in connection with Nordion or IDEC's performance under this agreement, the parties will attempt, in good faith, to resolve their differences for a period of [CONFIDENTIAL TREATMENT REQUESTED]. With respect to scientific or technical issues if, after [CONFIDENTIAL TREATMENT REQUESTED], the parties are unable to resolve such dispute, the parties shall refer the matter to a third party consultant with expertise in the scientific or technical area of dispute [CONFIDENTIAL TREATMENT REQUESTED]. If the matter includes issues described in both items (i) and (ii) above, the parties shall attempt to resolve their differences in good faith until the expiry of the latest dispute resolution period applicable. In the event the parties or such consultant, as the case may be, are unable to work out a resolution of the issue with the parties, either party shall be free to take any action and seek any remedy it may have at law or in equity including specific performance and injunctive relief.

                                     40                  CONFIDENTIAL TREATMENT


                      ARTICLE 28 - INDEPENDANT CONTRACTOR

28.1  No Joint Venture

      The parties agree that with respect to the transactions contemplated herein that they shall both be acting as independent contractors and nothing herein shall constitute the parties as entering into a joint venture or partnership, nor shall constitute either party as an agent of the other for any purpose whatsoever.

                             ARTICLE 29 - YEAR 2000

29.1  Y2K

      Nordion will ensure that there will be no material failure or production of erroneous data as a consequence of the inability to receive, store, process or output date information regardless of the date(s) utilized (including, without limitation, relating to the change of the century) in any computer software, computer hardware, automation systems or other devices owned, licensed, or otherwise used by Nordion that would result in the inability of Nordion to successfully carry out its obligations hereunder.

                                ARTICLE 30 - LAW

30.1  Applicable law

      This agreement shall be governed and construed in accordance with the laws of the State of New York, USA without reference to its principles on conflict of laws. The parties agree to attorn to the non-exclusive jurisdiction of the courts of New York. The application of the United Nations Convention for the International Sale of Goods is expressly excluded.

                                     41                  CONFIDENTIAL TREATMENT


IN WITNESS WHEREOF the parties hereto have executed this agreement on the date first above written.


MDS NORDION INC.                    IDEC PHARMACEUTICALS CORPORATION


by:   /s/ Iain Trevena              by:    /s/ William H. Rastetter
      ------------------------             --------------------------------

                                     42         CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT 1


                                Project Schedule


--------------------------------------------------------------------------------
Activity                    Party                      [CONFIDENTIAL TREATMENT
                                                       REQUESTED]
--------------------------------------------------------------------------------
Completion of Pilot         Nordion                    [CONFIDENTIAL TREATMENT
Isotope Facility (with                                 REQUESTED]
out-sourced yttrium-90
radiochemical)
--------------------------------------------------------------------------------
Commencement of Isotope     Nordion                    [CONFIDENTIAL TREATMENT
Supply for Clinical Trials                             REQUESTED]
--------------------------------------------------------------------------------
Completion of In-house      Nordion                    [CONFIDENTIAL TREATMENT
Production Facility for                                REQUESTED]
yttrium-90 radiochemical.
Submission of NDA for
Isotope from in-house
yttrium-90 radiochemical
--------------------------------------------------------------------------------
Completion of facility for  Nordion                    [CONFIDENTIAL TREATMENT
FDA Inspection pursuant to                             REQUESTED]
NDA approval
--------------------------------------------------------------------------------
Target date for BLA         IDEC                       [CONFIDENTIAL TREATMENT
submission to FDA                                      REQUESTED]
--------------------------------------------------------------------------------
Target date for BLA         IDEC                       [CONFIDENTIAL TREATMENT
approval by FDA                                        REQUESTED]
--------------------------------------------------------------------------------
Target date for NDA         Nordion                    [CONFIDENTIAL TREATMENT
approval                                               REQUESTED]
--------------------------------------------------------------------------------

*   [CONFIDENTIAL TREATMENT REQUESTED].
**  [CONFIDENTIAL TREATMENT REQUESTED].
*** [CONFIDENTIAL TREATMENT REQUESTED].

                                     43         CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT 2


                                Specifications *


                       [CONFIDENTIAL TREATMENT REQUESTED]

                                     44         CONFIDENTIAL TREATMENT REQUESTED


                                    Exhibit 3


                       [CONFIDENTIAL TREATMENT REQUESTED]

                                     45         CONFIDENTIAL TREATMENT REQUESTED


                                    Exhibit 4

================================================================================

                  Isotope Ordering Options for US Destinations


                       [CONFIDENTIAL TREATMENT REQUESTED]

--------------------------------------------------------------------------------

CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.15


CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Connie Matsui
VP, Planning & Resource Development
IDEC Pharmaceuticals,
11011 Torreyana Rd.,
San Diego, CA 92121


Dear Connie:

MDS Nordion offers the following proposal for an expedited schedule that we feel will meet the needs and expectations of both companies:

1. Initial upfront payment by IDEC of [CONFIDENTIAL TREATMENT REQUESTED] upon full execution of this letter agreement.

2.    Additional payments based on the following flowchart:


[CONFIDENTIAL TREATMENT REQUESTED]


Milestone 1 is critical as it is the first quantifiable milestone which demonstrates whether or not MDS Nordion is meeting the expedited schedule. While material from this milestone may not be of clinical significance, it does increase the confidence level for completing the rest of the project according to the expedited schedule. It also gives IDEC the ability to gage when clinical material will be available.

                                                CONFIDENTIAL TREATMENT REQUESTED

Milestone 2 is important as this represents the moment when IDEC can begin testing MDS Nordion sterile Y-90 in patients.

3.    Milestone definitions:

[CONFIDENTIAL TREATMENT REQUESTED]

4. In the event that MDS Nordion does not submit the DMF by [CONFIDENTIAL TREATMENT REQUESTED] and is not impeded from doing so in any way, directly or indirectly, by IDEC the initial upfront payment of [CONFIDENTIAL TREATMENT REQUESTED] and the [CONFIDENTIAL TREATMENT REQUESTED] Milestone 1 payment, if previously paid by IDEC to MDS Nordion, would be returned to IDEC.

If you are satisfied with this proposal, please execute this letter in the space provided below and return a fully executed copy to my attention. A fully executed copy shall be deemed an amendment to the Agreement dated May 14, 1999 and except as set forth in this amendment, the Agreement shall remain in full force and effect.

Sincerely,


MDS Nordion, Inc.

By:          /s/ C.M. David
     -------------------------------
Its: Director, Therapeutics Products
     --------------------------------

                                          Approved and Accepted:

                                          IDEC Pharmaceuticals Corporation

                                          By:        /s/ Connie Matsui
                                               -------------------------------
                                          Its:         Vice President
                                               -------------------------------
                                          Date:            1/28/00
                                                ------------------------------

CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.15


CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


March 16, 2001


IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, CA 92121

Attn: Mr. Mark Wiggins
      Vice President
      Marketing and Business Development

      Re:   Second Amendment to Isotope Agreement

Dear Mark:

MDS Nordion Inc. ("Nordion") and IDEC Pharmaceuticals Corporation ("IDEC") are parties to that certain Isotope Agreement dated May 14, 1999, as amended (the "Agreement"). The first amendment to the Agreement was effected January 21, 2000. The purpose of this letter is to set forth the terms of a second amendment to the Agreement ("Second Amendment"). This letter, when fully executed by IDEC and Nordion, shall become the Second Amendment to the Agreement.

1. Nordion shall use commercially reasonable best efforts to establish a second Isotope manufacturing facility ("New Facility") which is substantially similar to the facility currently used by Nordion in Kanata, Ontario to manufacture Isotope in accordance with the following project schedule:


      [CONFIDENTIAL TREATMENT REQUESTED]

                                                CONFIDENTIAL TREATMENT REQUESTED

It is understood and acknowledged by the parties that the Completion Dates and the sequence for carrying out the above activities shall serve only as a guide. Nordion will use commercially reasonable best efforts to complete projects in advance of stated Completion Dates. IDEC, however, acknowledges that Nordion's ability to meet the Completion Dates above depends heavily on the ability of external vendors and consultants to complete projects in a timely manner.

2. (a) In consideration of Nordion's obligations in Section 1 above, IDEC agrees that it shall not exercise its termination rights set forth in
      Section 17.3 of the Agreement and such termination right, except as set out below, shall be suspended until such time as Nordion's cumulative gross revenues received during the Commercial Phase from the sale of Isotope under the Agreement reaches [CONFIDENTIAL TREATMENT REQUESTED]. Nordion shall notify IDEC as soon as Nordion becomes aware that the [CONFIDENTIAL TREATMENT REQUESTED] has been reached.

      (b) In the event that Nordion does not submit the updated Drug Master File
      (DMF) for the New Facility on or prior to [CONFIDENTIAL TREATMENT REQUESTED], IDEC's right of termination under Section 17.3 of the Agreement shall revive. In the event IDEC exercises its termination right under the revived termination provisions of Section 17.3 of the Agreement prior to the [CONFIDENTIAL TREATMENT REQUESTED], IDEC [CONFIDENTIAL TREATMENT REQUESTED], pay to Nordion a lump sum amount equal to the [CONFIDENTIAL TREATMENT REQUESTED]. In the event that IDEC fails to make such payment in accordance with this paragraph, IDEC's termination notice shall be of no force and effect. For purposes of this Second Amendment, [CONFIDENTIAL TREATMENT REQUESTED].

      (c) Notwithstanding Section 2(a) or (b), IDEC may terminate the Agreement pursuant to Section 17.3 of the Agreement at any time prior to BLA approval. In the event that IDEC exercises its right to terminate the Agreement, pursuant to this section 2(c) or Nordion terminates the Agreement pursuant to Section 17.6 of the Agreement, IDEC, [CONFIDENTIAL TREATMENT REQUESTED], shall pay Nordion a lump sum amount equal to [CONFIDENTIAL TREATMENT REQUESTED]. In the event IDEC fails to make such payment IDEC's termination notice shall be of no force and effect.

                                                CONFIDENTIAL TREATMENT REQUESTED

      (d) IDEC acknowledges that the amount and payment of the foregoing is fair and reasonable. The parties further acknowledge that Nordion shall not be required to manufacture Isotope in the New Facility until immediately prior to such time as capacity of the initial facility is exceeded.

      (e) In consideration of the payment set out in Section 2(b) or 2(c) above, Nordion agrees that IDEC may at any time within [CONFIDENTIAL TREATMENT REQUESTED] following the effective date of termination reinstate the Agreement upon [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to Nordion, provided such notice of reinstatement is accompanied by a payment to Nordion of [CONFIDENTIAL TREATMENT REQUESTED]. Such payment of [CONFIDENTIAL TREATMENT REQUESTED] shall be reduced to [CONFIDENTIAL TREATMENT REQUESTED] if prior to such date of termination Nordion had yet to submit an updated DMF. It is acknowledged and agreed that the Agreement, as reinstated, shall apply to the New Facility only. Notwithstanding anything to the contrary set forth in this Section 2(e), in the event Nordion advises IDEC in writing during the [CONFIDENTIAL TREATMENT REQUESTED] that it has initiated negotiations with a third party regarding use of the New Facility, IDEC shall have [CONFIDENTIAL TREATMENT REQUESTED] from the date of such notification to elect to reinstate the Agreement in accordance with this Section 2(e) or waive such right of reinstatement. In the event IDEC waives such right of reinstatement and Nordion's negotiations with such third party fail to result in an agreement to utilize the New Facility, Nordion shall promptly notify IDEC and IDEC shall again have the right of reinstatement set forth in this
      Section 2(e) until expiration of the original [CONFIDENTIAL TREATMENT REQUESTED], subject to Nordion's continuing right to initiate negotiations with a third party and to require IDEC to elect to reinstate the Agreement or waive such right in [CONFIDENTIAL TREATMENT REQUESTED].

3. IDEC's right of audit set forth in Section 11.1 of the Agreement shall be extended for the purpose of verifying [CONFIDENTIAL TREATMENT REQUESTED] and fulfillment of Nordion's obligations described in Section 2.

4. IDEC and Nordion are contemplating the [CONFIDENTIAL TREATMENT REQUESTED] and a third amendment to the Agreement ("Third Amendment"). The Third Amendment shall delineate milestones and timelines related to the [CONFIDENTIAL TREATMENT REQUESTED]. The Third Amendment may also amend, among other things, dose size, purchase price, minimum purchase requirements, distribution obligations and termination rights set forth in the Agreement.

5. IDEC and Nordion agree to negotiate the terms and conditions of the Third Amendment in good faith and in an effort to enter into the Third Amendment on or before [CONFIDENTIAL TREATMENT REQUESTED].

6. In the event the parties are unable to agree upon the terms of and enter into the Third Amendment on or before [CONFIDENTIAL TREATMENT REQUESTED] (which date may be extended by the mutual agreement of the parties in writing), IDEC may at any time thereafter enter into an agreement with a third party Yttrium-90 isotope supplier and, as of the [CONFIDENTIAL TREATMENT REQUESTED], IDEC's obligation to purchase from Nordion [CONFIDENTIAL TREATMENT REQUESTED]

                                                CONFIDENTIAL TREATMENT REQUESTED

      [CONFIDENTIAL TREATMENT REQUESTED], shall be null and void and of no further force or effect. In the event IDEC obtains supply of Yttrium-90 for commercial, as opposed to clinical, use from a third party as provided in this Section 6, and Nordion [CONFIDENTIAL TREATMENT REQUESTED] to continue to perform its obligations under the Agreement, Nordion shall be entitled to terminate the Agreement upon [CONFIDENTIAL TREATMENT REQUESTED] prior written notice to IDEC. IDEC agrees that it shall notify Nordion in writing in the event it obtains supply of Yttrium-90 from a third party for commercial use with the Monoclonal Antibody in the United States.

7. Notwithstanding anything to the contrary set forth in the Agreement, the purchase price for Isotope delivered during the Commercial Phase to radiopharmacies and other entities for the sole purpose of Isotope dose calibration shall be [CONFIDENTIAL TREATMENT REQUESTED] of the purchase price otherwise payable under Section 7.5 of the Agreement. To the extent IDEC requests that Nordion increase the Batch size during the Clinical Trial Phase or Pre-Commercial Phase to provide Isotope to radiopharmacies and other entities for the sole purpose of Isotope dose calibration, the price of such additional Isotope beyond the [CONFIDENTIAL TREATMENT REQUESTED] and required for dose calibration, shall be [CONFIDENTIAL TREATMENT REQUESTED] of the price payable under Section 6.4 of the Agreement.

8. Capitalized terms not defined in this Second Amendment shall have the meanings given them in the Agreement.

9. This Second Amendment shall be effective as of the 2nd day of January 2001. Except as amended by the first and Second Amendment, the Agreement shall remain in full force and effect.

Please confirm IDEC's agreement with the terms set forth above by executing this letter agreement in the space provided below and returning a fully executed copy to my attention.


                                            Very truly yours,

                                            /s/ Claudette David

                                            Claudette David
                                            Vice President, Therapeutic Products

The foregoing is approved and accepted by IDEC
Pharmaceuticals Corporation this 22nd day of March,
2001

By:   /s/ Mark Wiggins
     -------------------------------
Its:  VP, Business Dev. & Marketing
     -------------------------------